Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	April 26, 2017
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, April 26, 2017 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2017.

First Quarter Highlights
Financial Results

•	Net income available to common stockholders of $0.26 per share

•
Funds from operations (“FFO”) available to common stockholders and unitholders of $0.81 per share, including a non-cash charge of $0.04 per share of original issuance costs in connection with the redemption of the Series G preferred stock

•	Excluding the non-cash charge, FFO per share increased 3.6% compared to the prior year period

•	Revenues of $179.3 million

Stabilized Portfolio

•	Stabilized portfolio was 94.1% occupied and 95.7% leased at March 31, 2017

•	Signed approximately 643,000 square feet of new or renewing leases

Development

•
Stabilized the three-building, 365,000 square-foot office development comprising phase two of the company’s Columbia Square mixed-used project in Hollywood, CA. The buildings were 86% leased as of March 31, 2017

•	Signed a lease with Adobe for an additional 104,000 square feet at 100 Hooper in San Francisco, CA. 100% of the office space is now pre-leased to Adobe

Capital Recycling

•	In January, completed the sale of a 68,000 square-foot office building in San Diego’s Sorrento Mesa submarket for gross proceeds of $12.1 million

Finance

•	In January, completed a public offering of 4,427,500 shares of common stock for net proceeds of $308.8 million

•
In February, fully drew down on an aggregate of $250.0 million private placement debt comprised of $175.0 million of ten-year, 3.35% unsecured senior notes and $75.0 million of twelve-year, 3.45% unsecured senior notes. Both notes were originated in September 2016 and had a six-month delayed draw option

•
Redeemed 4,000,000 shares of our 6.875% Series G preferred stock at the contractual redemption price of $25.00 per share for a total cost of approximately $100.8 million in cash, including accrued dividends. The redemption date was March 30, 2017

Results for the Quarter Ended March 31, 2017
For the first quarter ended March 31, 2017, KRC reported net income available to common stockholders of $26.3 million, or $0.26 per share, compared to $171.0 million, or $1.84 per share, in the first quarter of 2016. Net income in the 2016 first quarter included a $146.0 million gain from operating property dispositions. FFO in the first quarter of 2017 was $81.9 million, or $0.81 per share, including a non-cash charge of $0.04 per share for the write-off of the original issuance costs in connection with redeeming the Series G preferred stock, compared to FFO of $78.2 million, or $0.82 per share, in the year-earlier quarter. Revenues totaled $179.3 million in the first quarter of 2017, compared to $145.4 million in the prior year period.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At March 31, 2017, KRC’s stabilized portfolio totaled approximately 14.4 million square feet of office space and 200 residential units located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle. During the first quarter, the company signed new or renewing leases in the office portfolio totaling 643,000 square feet of space. At quarter-end, the office portfolio was 94.1% occupied and 95.7% leased, compared to occupancy of 96.0% at December 31, 2016 and 94.9% at March 31, 2016. KRC’s 200-unit residential tower was 64.9% occupied and 71.3% leased at March 31, 2017.

Real Estate Development Activity
KRC currently has three projects under construction, The Exchange on 16th and 100 Hooper, both located in San Francisco, and phase one of One Paseo, the company’s mixed-used project in the Del Mar submarket of San Diego County. The three projects total approximately 1.2 million square feet of office and PDR space, 237 residential units and 96,000 square feet of retail space, and represent a total estimated investment of approximately $1.1 billion.

Management Comments
“We delivered a solid first quarter at KRC,” said John Kilroy, the company’s chairman, president and chief executive officer, “with an especially strong leasing performance in our stabilized portfolio that reflects both the strength of our markets and the appeal of our well-located and well-designed contemporary work environments. We plan to build on this strong start throughout the year, focusing on quality execution across our leasing, development, acquisition and capital recycling programs.”

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company has updated its guidance range of NAREIT-defined FFO per share - diluted for the full year 2017 to $3.38 - $3.54 per share with a midpoint of $3.46 per share. The decrease of approximately $0.04 per share from the midpoint of the company’s prior guidance relates primarily to the non-cash charge of $0.04 per share of original issuance costs in connection with the redemption of the Series G preferred stock.

The company’s guidance estimates for the full year 2017, and the reconciliation of net income available to stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include any estimates of possible future gains or losses or the impact on operating results from possible future operating property dispositions since any potential future disposition transactions will ultimately depend on market conditions and other factors, including but not limited to the company’s capital needs and its ability to defer some or all of the taxable gain on the sales. Moreover, the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control.

Conference Call and Audio Webcast
KRC management will discuss earnings guidance for fiscal year 2017 during the company’s April 27, 2017 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://investors.kilroyrealty.com/phoenix.zhtml?c=79637&p=irol-calendar. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 777-2509. International callers should dial (412) 317-5413. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10104906. A replay of the conference call will be available via telephone on April 27, 2017 through May 4, 2017 by dialing (877) 344-7529 and entering passcode 10104906. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/phoenix.zhtml?c=79637&p=irol-audioarchives.

About Kilroy Realty Corporation
Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords.  The company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At March 31, 2017, the company’s stabilized portfolio totaled approximately 14.4 million square feet of office space and 200 residential units located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle. In addition, KRC had two office projects totaling approximately 1.2 million square feet, 237 residential units and 96,000 square feet of retail space under construction.

The company is recognized by GRESB as the North American leader in sustainability and was ranked first among 178 North American participants across all asset types. At the end of the first quarter, the company’s stabilized portfolio was 52% LEED certified and 71% of eligible properties were ENERGY STAR certified. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues	$179,308	$145,446

Net income available to common stockholders (1)	$26,329	$170,995

Weighted average common shares outstanding – basic	97,388	92,225
Weighted average common shares outstanding – diluted	98,018	92,735

Net income available to common stockholders per share – basic (1)	$0.27	$1.85
Net income available to common stockholders per share – diluted (1)	$0.26	$1.84

Funds From Operations (1)(2)(3)	$81,934	$78,193

Weighted average common shares/units outstanding – basic (4)	100,883	95,319
Weighted average common shares/units outstanding – diluted (5)	101,513	95,829

Funds From Operations per common share/unit – basic (3)	$0.81	$0.82
Funds From Operations per common share/unit – diluted (3)	$0.81	$0.82

Common shares outstanding at end of period	98,275	92,229
Common partnership units outstanding at end of period	2,077	2,631
Total common shares and units outstanding at end of period	100,352	94,860

	March 31, 2017	March 31, 2016
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties	91.5%	94.3%
Orange County	95.5%	97.6%
San Diego County	92.8%	88.8%
San Francisco Bay Area	95.5%	98.6%
Greater Seattle	97.2%	95.3%
Weighted average total	94.1%	94.9%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties	4,181	3,613
Orange County	272	272
San Diego County	2,719	2,850
San Francisco Bay Area	5,157	4,871
Greater Seattle	2,066	2,066
Total	14,395	13,672
________________________

(1)
Net income available to common stockholders for the three months ended March 31, 2017 and 2016 includes gains on sales of depreciable operating properties of $2.3 million and $146.0 million, respectively.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for March 31, 2016 include the office properties that were sold subsequent to March 31, 2016.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,108,971	$1,108,971
Buildings and improvements	4,962,732	4,938,250
Undeveloped land and construction in progress	1,087,678	1,013,533
Total real estate assets held for investment	7,159,381	7,060,754
Accumulated depreciation and amortization	(1,186,246)	(1,139,853)
Total real estate assets held for investment, net	5,973,135	5,920,901

Real estate assets and other assets held for sale, net	—	9,417
Cash and cash equivalents	478,391	193,418
Restricted cash	7,199	56,711
Marketable securities	15,163	14,773
Current receivables, net	13,740	13,460
Deferred rent receivables, net	225,860	218,977
Deferred leasing costs and acquisition-related intangible assets, net	202,499	208,368
Prepaid expenses and other assets, net	77,678	70,608
TOTAL ASSETS	$6,993,665	$6,706,633

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$469,670	$472,772
Unsecured debt, net	2,096,356	1,847,351
Accounts payable, accrued expenses and other liabilities	215,469	202,391
Accrued dividends and distributions	38,983	222,306
Deferred revenue and acquisition-related intangible liabilities, net	153,369	150,360
Rents received in advance and tenant security deposits	53,677	52,080
Liabilities and deferred revenue of real estate assets held for sale	—	56
Total liabilities	3,027,524	2,947,316

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	—	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	983	932
Additional paid-in capital	3,782,291	3,457,649
Distributions in excess of earnings	(120,207)	(107,997)
Total stockholders’ equity	3,759,323	3,542,995
Noncontrolling Interests
Common units of the Operating Partnership	77,432	85,590
Noncontrolling interests in consolidated property partnerships	129,386	130,732
Total noncontrolling interests	206,818	216,322
Total equity	3,966,141	3,759,317
TOTAL LIABILITIES AND EQUITY	$6,993,665	$6,706,633

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
REVENUES
Rental income	$156,648	$133,755
Tenant reimbursements	19,296	11,404
Other property income	3,364	287
Total revenues	179,308	145,446

EXPENSES
Property expenses	31,241	25,965
Real estate taxes	17,964	11,032
Provision for bad debts	1,298	—
Ground leases	1,642	829
General and administrative expenses	14,933	13,437
Acquisition-related expenses	—	62
Depreciation and amortization	60,919	50,440
Total expenses	127,997	101,765

OTHER (EXPENSES) INCOME
Interest income and other net investment gains	1,065	271
Interest expense	(17,352)	(11,829)
Total other (expenses) income	(16,287)	(11,558)

INCOME FROM OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	35,024	32,123
Gains on sale of depreciable operating properties	2,257	145,990
NET INCOME	37,281	178,113

Net income attributable to noncontrolling common units of the Operating Partnership	(623)	(3,610)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,133)	(195)
Total income attributable to noncontrolling interests	(3,756)	(3,805)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	33,525	174,308

Preferred dividends	(3,351)	(3,313)
Original issuance costs of redeemed preferred stock	(3,845)	—
Total preferred dividends	(7,196)	(3,313)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$26,329	$170,995

Weighted average common shares outstanding – basic	97,388	92,225
Weighted average common shares outstanding – diluted	98,018	92,735

Net income available to common stockholders per share – basic	$0.27	$1.85
Net income available to common stockholders per share – diluted	$0.26	$1.84

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Net income available to common stockholders	$26,329	$170,995
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	623	3,610
Net income attributable to noncontrolling interests in consolidated property partnerships	3,133	195
Depreciation and amortization of real estate assets	59,734	49,664
Gains on sales of depreciable real estate	(2,257)	(145,990)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(5,628)	(281)
Funds From Operations(1)(2)(3)	$81,934	$78,193

Weighted average common shares/units outstanding – basic (4)	100,883	95,319
Weighted average common shares/units outstanding – diluted (5)	101,513	95,829

Funds From Operations per common share/unit – basic (2)	$0.81	$0.82
Funds From Operations per common share/unit – diluted (2)	$0.81	$0.82
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.7 million and $2.9 million for the three months ended March 31, 2017 and 2016, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS / FFO GUIDANCE AND OUTLOOK
(unaudited, in thousands, except per share data)

	Full Year Range at March 31, 2017
	Low End	High End
Net income available to common stockholders per share - diluted	$1.25	$1.31

Weighted average common shares outstanding - diluted(1)	100,000	100,000

Net income available to common stockholders	$125,320	$131,090
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,950	3,080
Net income attributable to noncontrolling interests in consolidated property partnerships	13,990	14,640
Depreciation and amortization of real estate assets	228,190	238,710
Gains on sales of depreciable real estate	(2,260)	(2,260)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(23,190)	(24,260)
Funds From Operations(2)(3)	$345,000	$361,000

Weighted average common shares/units outstanding – diluted (3)	102,000	102,000

Funds From Operations per common share/unit – diluted (2)(3)	$3.38	$3.54
 ________________________

(1)	Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units).

(2)	See management statement for FFO on previous page.

(3)
Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all estimated common limited partnership units outstanding.